Exhibit 10.10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (hereinafter the “Agreement”) is made as of the __ day of __________, 20__ by and between Silver Bull Resources, Inc., a Nevada corporation, (hereinafter the “Company”) and ____________________ (hereinafter the “Indemnitee”).

WHEREAS, competent and experienced persons often are reluctant to serve as directors or officers of corporations unless they are protected by comprehensive polices of insurance and/or indemnification, due to the number of lawsuits against such corporations and their directors and officers, the attendant expense of defending against such lawsuits, and the exposure of such directors and officers to unreasonably high damages;

WHEREAS, present laws and interpretations are not always sufficiently certain to provide such directors and officers with adequate, reliable knowledge of the legal risks to which they might be exposed as a result of serving a corporation;

WHEREAS, the Company has concluded that protecting its directors and officers against such risks helps to attract the most capable persons to such positions;

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director or officer of the Company free from undue concern for damages by reason of Indemnitee being a director or officer of the Company or by reason of his decisions or actions on its behalf, and Indemnitee is willing to serve or to continue to serve in one or more of such capacities only if he is furnished the indemnity provided for hereinafter; and

WHEREAS, to induce Indemnitee to serve or continue to serve as a director or officer of the Company, the Company has determined to grant to Indemnitee, as permitted by Sections 78.7502 and 78.751 of the Nevada Revised Statutes (hereinafter, the “NRS”), rights to indemnification and advancement of Expenses as provided herein, whether or not expressly provided in the Articles of Incorporation or the Bylaws of the Company.

NOW, THEREFORE, in consideration of Indemnitee’s service as a director or officer of the Company after the date hereof, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Indemnification.

(a)       The Company shall hold harmless and indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Nevada in effect on the date hereof, or as such laws may be amended to increase the scope of such permitted indemnifications against any and all Losses actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit, alternative dispute resolution mechanism or proceeding, whether civil, criminal, administrative or investigative, to which Indemnitee was or is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter, a “Proceeding”). “Losses” shall mean any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding. Notwithstanding the foregoing, the Company shall not be required to indemnify Indemnitee in connection with any Proceeding (or part thereof) initiated by Indemnitee (excluding compulsory counterclaims and affirmative defenses) unless: (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by a majority of the Company’s disinterested directors, whether or not such directors constitute a quorum, or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the NRS. If a determination with respect to Indemnitee’s entitlement to indemnification hereunder is required by applicable law, such determination shall be made, if Indemnitee so requests, by independent legal counsel selected by the Company and reasonably acceptable to Indemnitee.

(b)       Indemnitee shall provide written notice (a “Claim Notice”) to the Company promptly after receiving notice of any Proceeding initiated by a third party that may give rise to a claim for indemnification hereunder; provided, however, that a failure to provide such notice shall not relieve the Company of its obligations hereunder except to the extent it is materially prejudiced thereby. Following its receipt of the Claim Notice, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably conditioned, withheld, or delayed, upon the delivery to Indemnitee of written notice of its election to do so within 30 days of its receipt of the Claim Notice. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by a majority of the Company’s disinterested directors, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

(c)       If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses actually and reasonably incurred by Indemnitee in a Proceeding, but not, however, for the total amount thereof, the Company shall indemnify Indemnitee for the portion of such Losses to which Indemnitee is entitled.

Section 2. Advancement of Expenses.

(a)       Expenses (including attorneys’ fees) incurred by Indemnitee in defending a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking (hereinafter, an “Undertaking”) by or on behalf of Indemnitee to repay such amount if, and to the extent, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company by a final judicial decision from which there is no further right to appeal. “Expenses” means any and all expenses, including attorneys' and experts' fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Proceeding. No security shall be required in connection with any Undertaking and any Undertaking shall be accepted without reference to Indemnitee’s ability to repay.

(b)       Notwithstanding any provision to the contrary in Section 2(a) above, the Company shall not be required to advance such Expenses to Indemnitee in connection with any Proceeding (or part thereof) initiated by Indemnitee (excluding compulsory counterclaims and affirmative defenses) unless: (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by a majority of the Company’s disinterested directors, whether or not such directors constitute a quorum, or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the NRS.

Section 3. Right of Indemnitee to Enforce Indemnification and Advancement Obligations; Presumptions.

(a)       If a claim under Section 1 of this Agreement is not paid in full by the Company within 45 days after a written claim for indemnification has been received by the Company or a claim under Section 2 of this Agreement is not paid in full by the Company within 30 days after a written claim for advancement of Expenses has been received by the Company, Indemnitee shall be entitled at any time thereafter to bring suit against the Company to recover the unpaid amount of any such claim, provided in each case that the written claim satisfies any applicable requirements under the NRS and the Company’s Articles of Incorporation. If successful in whole or in part in any such suit, or in a suit brought by the Company seeking to recover a prior advancement of Expenses to Indemnitee, Indemnitee shall be entitled additionally to be paid, and to seek as an award in connection with any such suit, the cost and Expenses (including attorneys’ fees) incurred by Indemnitee in prosecuting or defending such suit.

(b)       In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3 of this Agreement, and the Company shall have the burden of proof in overcoming such presumption by clear and convincing evidence. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of the suit as to whether indemnification of Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth in Nevada law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met any such applicable standard of conduct, shall be a defense to the suit or create a presumption for purposes of such suit that the Indemnitee has not met any applicable standard of conduct.

(c)       If the person, persons or entity empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 15 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

Section 4. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid by or on behalf of Indemnitee in settlement of any action, suit or proceeding effected without the Company’s prior written consent. The Company shall not settle any claim in any manner that would impose any fine, penalty, obligation or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

Section 5. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Articles of Incorporation or Bylaws, the NRS, any other contract or otherwise (collectively, "Other Indemnity Provisions"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

Section 6. Liability Insurance. For the duration of Indemnitee's service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors' and officers' liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance.

Section 7. Consideration. The Company expressly confirms and agrees that it has entered into this Agreement and has assumed the obligations imposed on the Company hereby in order to induce Indemnitee to continue as a director or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

Section 8. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

Section 9. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, Articles of Incorporation or Bylaws or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

Section 10. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

Section 11. Governing of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws.

Section 12. Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Nevada court and not in any other state or federal court in the United States or provincial or federal court in Canada, (b) consent to submit to the exclusive jurisdiction of the Nevada court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Nevada, Laughlin Associates, Inc., 9120 Double Diamond Parkway, Reno, Nevada 89521 as its agent in the State of Nevada for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Nevada and (d) waive, and agree not to plead or make, any claim that the Nevada court lacks venue or that any such action or proceeding brought in the Nevada court has been brought in an improper or inconvenient forum.

Section 13. Binding Effect; Successors and Assigns. This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns. The rights conferred by this Agreement shall continue after Indemnitee has ceased to be a director or officer and shall inure to the benefit of Indemnitee, Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

Section 14. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by both of the parties hereto.

Section 15. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be in writing, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth in the Company’s records and if to the Company, at the address of its principal corporate offices or at such other address as a party may designate by written notice to the other party hereto.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

Section 17. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another entity) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Proceeding (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Proceeding.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement on and as of the day and year first above written.

SILVER BULL RESOURCES, INC.

By: _________________________________

[INDEMNITEE’S NAME]

_____________________________________